Exhibit 10.15

FIRST AMENDMENT
TO
ASSET PURCHASE AGREEMENT
This First Amendment ("Amendment"), dated the 2nd of June, 2016, to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), entered into as of the 28th day of January, 2016, by and among On the Move Corporation, a Nevada corporation with its principal place of business at 12355 Hagen Ranch Road, Suite 604, Boynton Beach, Florida 33437 ("Purchaser"), West Boynton Auto Service, Inc. d/b/a Hagen Ranch Texaco, a Florida corporation ("Hagen Ranch"), Spanish River Service, Inc. d/b/a Jupiter Farms Chevron, a Florida corporation ("Jupiter Farms") and Seeliva Industries, Inc. d/b/a Wellington BP ("Wellington" and, together with Hagen Ranch and Jupiter Farms, "Sellers"), is entered into by and among Purchaser and the Sellers.
RECITALS
WHEREAS, Purchaser and Sellers previously entered into the Original Asset Purchase Agreement; and
 WHEREAS, Purchasers and Sellers have agreed to amend and modify the Original Asset Purchase Agreement, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
 1.            Amendment to Section 1.2.2.  Section 1.2.2 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:
"1.2.2.  Motor Fuel Inventory.  There shall be a cash payment to Seller for the cost of motor fuel and other inventory on hand as calculated as of the time of Closing.  The cost of cigarettes and other tobacco products, beer and wine shall be equal to Seller's cost.  The cost of fuel shall be equal to Seller's day of delivery cost.  The cost of all other merchandise shall be equal to seventy percent (70%) of retail price.  Payment shall be made to Seller in cash or other immediately available funds on or prior to June 15, 2016."
2.            Amendment to Section 5.1.  Section 5.1 of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the following:
"5.1.  Closing.  Notwithstanding anything contained herein to the contrary, the effective date of the consummation of the transaction contemplated under this Agreement (the "Closing") shall be: (a) January 14, 2016 with respect to the Jupiter Farms Wellington Locations and (b) January 15, 2016 with respect to the Hagan Ranch Location."

Exhibit 10.15 -- Page 1

3.            Effect of Amendment.  The Asset Purchase agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Asset Purchase Agreement after the date of this Amendment is deemed to be a reference to the Asset Purchase Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Asset Purchase Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of any of the parties under the Asset Purchase Agreement, as in effect prior to the date hereof.
4.            Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the state of Florida without giving effect to any choice or conflict of law provision or rule (whether of the state of Florida or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the state of Florida.
5.            Severability.  The provisions of this Amendment are severable.  If any provision or the scope of any provision is found to be unenforceable or is modified by a court of competent jurisdiction, the other provisions or the affected provisions as so modified shall remain fully valid and enforceable.
6.            Counterparts and Facsimiles.  This Amendment may be executed, including execution by facsimile or electronic signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.
[Signature page follows.]

Exhibit 10.15 -- Page 2

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be executed as of the date first written above and, where applicable, by their respective duly authorized officers.

Purchaser:

On the Move Corporation

/s/ Richard Reitano
By: Richard Reitano
Title: Chief Executive Officer

Sellers

West Boynton Auto Service, Inc.	Spanish River Service, Inc.

/s/ Jay Seewald	/s/ Jay Seewald
By: Jay Seewald	By: Jay Seewald
Title: President	Title: President

Seeliva Industries, Inc.

/s/ Jay Seewald
By: Jay Seewald
Title: President

Exhibit 10.15 -- Page 3